EXHIBIT 32.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re: Allscripts-Misys Healthcare Solutions, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

(i) this Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this quarterly report on Form 10-Q for the quarter ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Allscripts-Misys Healthcare Solutions, Inc.

Dated as of this 10th day of November, 2008.

/s/ GLEN E. TULLMAN	/s/ WILLIAM J. DAVIS
Glen E. Tullman	William J. Davis
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Allscripts-Misys Healthcare Solutions, Inc. and will be retained by Allscripts-Misys Healthcare Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.